COMPANY CONTACT:
                                         Mark L. Weinstein, President & CEO
                                         Ted I. Kaminer, CFO
                                         Tel: (267) 757-3000
[COMPANY LOGO]
                                         PORTER, LEVAY & ROSE, INC.
                                         Linda Decker, VP - Investor Relations
                                         Margarerit Drgos, VP - Media Relations
                                         Jeff Myhre, VP - Editorial
                                         Tel: (212) 564-4700

--------------------------------------------------------------------------------

        BIO-IMAGING TECHNOLOGIES FOURTH QUARTER SERVICE REVENUE RISES 28%

                         Reports Record Operating Income

NEWTOWN, PA, February 4, 2004 - Bio-Imaging Technologies, Inc. ("Bio-Imaging") (NASDAQ/NMS: BITI) today announced its financial results for the fourth quarter and year ended December 31, 2003.

Service revenues, which management believes is the key revenue component to measure the Company's topline performance, increased 28% to $5.8 million in the fourth quarter of 2003, from $4.6 million in the fourth quarter of 2002. Rising service revenues reflect an increase in the dollar value of projects, resulting from the overall market growth for medical imaging-related services for clinical trials and what the Company believes to be its increasing market share. Total revenue for the fourth quarter of 2003 reached $6.8 million, up 29% from $5.2 million in the fourth quarter of 2002.

Bio-Imaging's results for the fourth quarter of 2003 reflect 149 distinct projects with 56 clients, versus 146 distinct projects with 58 clients in the fourth quarter of 2002. Service revenue increased 28% while the number of projects remained relatively the same. This is primarily due to the sales and marketing efforts being focused on larger clinical trials.

Operating income for the fourth quarter of 2003 increased to $672,000, or 9.9% of total revenues, as compared to $313,000, or 6.0% of total revenues, in the prior year's fourth quarter.

Income before income tax for the fourth quarter of 2003 more than doubled to $643,000 from $272,000 in the fourth quarter of 2002.

The Company recorded an income tax benefit of $567,000 in the fourth quarter of 2003 as compared to an income tax provision of $132,000 in the fourth quarter of 2002. The income tax benefit resulted from recording, in the fourth quarter of 2003, the entire benefit of the future tax savings anticipated from using the net operating loss carryforwards available at December 31, 2003. As a result of recording the income tax benefit in 2003, the Company's income tax provision in 2004 will reflect an effective tax rate of approximately 40%.

                                     -more-

Net income increased to $1,210,000, or $0.10 earnings per diluted share, in the fourth quarter of 2003 as compared to $140,000, or $0.02 earnings per diluted share, during the fourth quarter of 2002.

The Company's backlog increased to $41.3 million in the fourth quarter of 2003, up from $36.5 million during the fourth quarter of 2002, and from $40.2 million in the third quarter of 2003.

Mark L. Weinstein, President and Chief Executive Officer of Bio-Imaging, said, "The fourth quarter of 2003 set a new record in quarterly service revenues at Bio-Imaging, and we are very pleased with both the quarter and year-end results. We are also pleased to have achieved our 14th consecutive profitable quarter."

Weinstein also said, "During the fourth quarter of 2003, we closed on our acquisition of CapMed, which brought the Personal Health Record software and the Personal HealthKey(TM) products to Bio-Imaging. The PHR is an award-winning, cost-efficient software application that enables users to manage and store personal health information, including their medical images, on the privacy of their desktop computer, while linking directly to sponsor-directed resources such as drug information, patient education, or disease guidelines. We believe this award-winning program is an industry leader with more than 375,000 copies distributed nationwide."

"The Personal HealthKey is a HIPPA compliant flash drive that fits on a key chain. It is a simple, reliable, secure and cost-effective portable solution for people to easily take specific health reports or their entire medical record anywhere. The HealthKey plugs into a computer's USB port, allowing doctors and patients easy access to the patient's medical record without the need for additional hardware or software, and it is password protected."

"During the next several months, we expect CapMed will be fully integrated into and supported by Bio-Imaging. We will be launching activities related to CapMed at the Healthcare Information and Management Systems Society (HIMSS) meeting in Orlando, Florida, from February 21-24."

Weinstein concluded, "Bio-Imaging had a very good 2003, setting records each quarter, and capping it off with an acquisition that will bring us into an additional marketplace. As we previously indicated, for 2004 as compared to 2003, we expect total revenue growth in excess of 20%. As a result of recording the entire benefit of the net operating loss carryforward in 2003 and estimating an effective tax rate of 40% in 2004, we expect pretax income to grow in excess of 30% and the earnings per share to reflect net income on a fully taxed basis."

Service  revenues for the year ended  December 31, 2003  increased  27% to $21.7 million from $17.2 million in the same prior-year period. Again, that performance was due to the previously discussed increase in the dollar volume of projects and the Company's strengthened market position.

Operating income increased to $2.2 million during the twelve months ended December 31, 2003 as compared to $1.6 million during the comparable period in 2002.

                                     -more-

Income before income tax increased to $2.1 million during the twelve months ended December 31, 2003, from $1.4 million during the comparable period in 2002. Income tax benefit was $270,000 for 2003 as compared to an income tax provision of $289,000 for 2002. Net income for 2003 was $2.3 million, or $0.22 earnings per diluted share, as compared to $1.1 million, or $0.12 earnings per diluted share, during 2002.

Bio-Imaging's 2003 results were generated from 68 clients encompassing 184 distinct projects, compared with 67 clients encompassing 186 distinct projects for 2002.

CONFERENCE CALL
Mr. Weinstein, Dr. David Nowicki, the Company's Chairman, and Ted Kaminer, the Company's Chief Financial Officer, will host a conference call today at 2:30 p.m. EST to discuss the Company's financial results and achievements. Those who wish to participate in the conference call may telephone (888) 335-6674 approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioimaging.com under "investor relations". A digital replay will be available by telephone for two weeks and may be accessed by dialing (877)
519-4471, from the U.S., or (973) 341-3080, for international callers, and entering PIN #4474004. A replay will also be available on the Company's website for two weeks.

ABOUT BIO-IMAGING
Bio-Imaging Technologies, Inc. is a healthcare contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. Bio-Imaging serves its clients on a global basis through its US Core Lab (Newtown PA), European Core Lab (Leiden, The Netherlands) and U.S. Business Offices (Massachusetts and California). Through its recently acquired CapMed division (www.capmed.com), Bio-Imaging provides the Personal HealthKey" technology and the Personal Health Record (PHR) software allowing patients to better monitor and manage their health care information.

                                  TABLES FOLLOW


Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates made by management with respect to the Company's critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                 BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (unaudited)

                                 For the Three Months Ended     For the Twelve Months Ended
                                 --------------------------     ---------------------------
                                    12/31/03    12/31/02           12/31/03     12/31/02
                                    --------    --------           --------     --------

Service revenues                       5,825       4,564             21,748       17,190
Reimbursement revenues                   934         662              3,224        3,278
                                    --------    --------           --------     --------
Total revenues                      $  6,759    $  5,226           $ 24,972     $ 20,468
                                    --------    --------           --------     --------

Costs and expenses:
   Cost of revenues                    4,389       3,584             16,636       14,090
   General & admin. expenses           1,142         868              4,079        3,098
   Sales & marketing expenses            556         461              2,058        1,729
                                    --------    --------           --------     --------
      Total cost and expenses          6,087       4,913             22,773       18,917
                                    --------    --------           --------     --------
Income from operations                   672         313              2,199        1,551

Interest expense - net                    29          41                131          122
                                    --------    --------           --------     --------
Income before taxes                      643         272              2,068        1,429
Income tax (benefit) provision          (567)        132               (270)         289
                                    --------    --------           --------     --------
Net income                             1,210         140              2,338        1,140
                                    ========    ========           ========     ========

Basic earnings per share            $   0.11    $   0.02           $   0.25     $   0.14
                                    ========    ========           ========     ========

Weighted average number
of shares - basic                     10,666       8,421              9,276        8,361

Diluted earnings per share          $   0.10    $   0.02           $   0.22     $   0.12
                                    ========    ========           ========     ========

Weighted average number of
shares - diluted                      12,254      10,071             10,849        9,828

                 BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                     ASSETS

                                     December 31, 2003      December 31, 2002
                                     -----------------      -----------------

Current assets:

   Cash and cash equivalents             $  13,290              $   2,563
   Accounts receivable                       4,429                  3,928
   Prepaid expenses and other
   current assets                              574                    399
   Deferred income taxes                       783                    364
                                         ---------              ---------
         Total current assets               19,076                  7,254

Property & equipment net                     4,662                  3,611
Other assets                                 1,094                    575
                                         ---------              ---------

         Total assets                    $  24,832              $  11,440
                                         =========              =========


Current liabilities:
   Accounts payable                      $     985              $     660
   Accrued expenses and
   other current liabilities                 1,603                  1,364
   Deferred revenue                          3,070                  3,265
   Current maturities of long-term
   debt and capital lease obligations        1,282                    585
                                         ---------              ---------
         Total current liabilities           6,940                  5,874

Long-term debt and capital lease
obligations                                    879                  1,379
Other liability                                 --                    568
                                         ---------              ---------
         Total liabilities                   7,819                  7,821
                                         ---------              ---------

Stockholders' equity:
   Common stock -                                3                      2
   Additional paid-in capital               20,460                  9,405
   Accumulated deficit                      (3,450)                (5,788)
                                         ---------              ---------
         Total stockholders' equity         17,013                  3,619
                                         ---------              ---------

         Total liabilities &
             stockholders' equity        $  24,832              $  11,440
                                         =========              =========

                 BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)

                                                                         For the Twelve Months Ended
                                                                           12/31/03       12/31/02
                                                                           --------       --------

Cash flows from operating activities:
   Net income                                                                 2,338          1,140
   Adjustments to reconcile net income to net cash provided by
     Operating activities:
        Depreciation and amortization                                         1,076            738
        (Benefit) provision for deferred income taxes                          (419)            53
        Bad debt provision                                                      (38)            --
        Changes in operating assets and liabilities:
          Increase in accounts receivable                                      (463)          (481)
          Increase in prepaid expenses and other current assets                (176)          (124)
          Decrease (increase) in other assets                                    31           (350)
          Increase in accounts payable                                          325             55
          Increase in accrued expenses and other current liabilities            347            919
          (Decrease) increase in deferred revenue                              (195)         1,553
                                                                           --------       --------
          Net cash provided by operating activities                        $  2,826       $  3,503
                                                                           --------       --------

Cash flows from investing activities:
   Purchases of property and equipment                                       (1,641)          (992)
   Cash paid for acquisition                                                   (212)            --
                                                                           --------       --------
          Net cash used in investing activities                            $ (1,853)      $   (992)
                                                                           --------       --------

Cash flows from financing activities:
   Payments under equipment lease obligations                                  (506)          (399)
   Payments under promissory note                                              (167)          (167)
   Proceeds from exercise of stock options                                      276            118
   Net proceeds from private placement                                        9,874             --
   Proceeds from sales leaseback                                                276             --
                                                                           --------       --------
          Net cash provided by (used in) financing activities              $  9,753       $   (448)
                                                                           --------       --------

Net increase in cash and cash equivalents                                    10,726          2,063
Cash and cash equivalents at beginning of period                              2,563            500
                                                                           --------       --------

Cash and cash equivalents at end of period                                 $ 13,289       $  2,563
                                                                           ========       ========

Supplemental schedule of noncash investing and financing
activities:
   Equipment purchased under capital lease obligations                     $    485       $  1,246
   Contingent liability converted to common stock incurred
        In connection with acquisition                                     $    568       $     --



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